UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 636-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 20, 2016, The Dow Chemical Company (“Dow”) held a special meeting of stockholders (the “Dow Special Meeting”) at which holders of Dow’s common stock, par value $2.50 per share, approved each of the proposals relating to the transactions contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and among DowDuPont Inc. (f/k/a Diamond-Orion HoldCo, Inc.), Dow, Diamond Merger Sub Inc., Orion Merger Sub Inc. and E. I du Pont de Nemours and Company (“DuPont”). The voting results were as follows:

1. The proposal to adopt the Merger Agreement (the “Dow Merger Proposal”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
824,783,398	13,060,518	10,700,169	N/A

2. The non-binding, advisory proposal to approve the compensation that may be paid or become payable to Dow’s named executive officers in connection with the transaction:

Votes For	Votes Against	Abstentions	Broker Non-Votes
769,159,901	55,877,193	23,506,631	N/A

3. The proposal to adjourn the Dow Special Meeting was not necessary or appropriate because there were sufficient votes to approve the Dow Merger Proposal.

Item 8.01.	Other Events.

On July 20, 2016, Dow and DuPont issued a joint press release announcing the voting results of the Dow Special Meeting and the special meeting of DuPont stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Report.

Exhibit Number	Description

99.1	Press release, dated July 20, 2016, jointly issued by Dow and DuPont, announcing special meeting results.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY

By:	/s/ Amy E. Wilson
Name: Amy E. Wilson
Title: Corporate Secretary and Assistant General Counsel

Date: July 20, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 20, 2016, jointly issued by Dow and DuPont, announcing special meeting results.

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